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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

CENTEX CONSTRUCTION PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Centex Construction Products, Inc.
Pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

CENTEX CONSTRUCTION PRODUCTS
ANNOUNCES $1.00 PER SHARE INCREASE IN ANNUAL DIVIDEND
EFFECTIVE UPON SPIN-OFF

     (Dallas, TX Nov. 5, 2003): Centex Construction Products, Inc. (NYSE: CXP) today announced that its Board of Directors has approved an increase in its annual cash dividend from $0.20 per share to $1.20 per share (representing an increase in the regular quarterly cash dividend from $0.05 to $0.30 per share), effective upon the completion of the proposed spin-off of CXP shares by Centex Corporation. This 500% increase reflects the Board’s confidence in CXP’s financial strength and ability to pay the enhanced dividend from its cash flow without materially impacting its ability to take advantage of future growth opportunities. In addition, the recent reduction in the federal tax rate on dividends makes the higher dividend a more attractive way of distributing earnings to its shareholders.

     The dividend increase will not affect the previously announced quarterly cash dividend of $0.05 per share payable on January 6, 2004 to shareholders of record on December 9, 2003. The increased cash dividend would become effective with the first quarterly cash dividend following the completion of the spin-off.

     CXP also reported that the proposed spin-off of CXP shares by Centex Corporation was progressing towards completion, which is now anticipated to occur in January 2004. Under the terms of the previously announced agreement with Centex Corporation, CXP would reclassify 9,220,000 of the approximately 12 million shares of CXP common stock held by Centex into a new Class B common stock having the right to elect at least 85% of the directors of CXP. Centex would then distribute all of these Class B shares and the remaining shares of CXP common stock held by Centex to its stockholders. CXP would also pay a special one-time cash dividend of $6.00 per share to all of its shareholders (including Centex) immediately prior to the spin-off.

     The reclassification will require approval by the CXP stockholders (including the majority of CXP common stock not held by Centex), as well as approval by the IRS of the tax-free nature of the spin-off. The listing of the new Class B Common Stock of CXP will also require the approval of the New York Stock Exchange. Accordingly, there can be no assurance that the spin-off or any of the other transactions described above will occur on the terms described above, if at all.

     Centex Construction Products is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates.

(M O R E)

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the spin-off and related transactions include the fact that these transactions will be subject to obtaining stockholder and regulatory approvals as described above and satisfaction of other customary conditions. With respect to any discussion of the expected performance and results of operations of the Company, risks and uncertainties include, but are not limited to: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather; availability of raw materials; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. These and other factors are described in the Annual Report on Form 10-K for Centex Construction Products, Inc. for the fiscal year ended March 31, 2003, in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, and the current Report on Form 8-K dated July 21, 2003. These reports are filed with the Securities and Exchange Commission.

Additional Information and Where to Find It. In connection with the recapitalization of its common stock, CXP has filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH PROXY STATEMENT WHEN IT BECOMES FINAL BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and other security holders can obtain copies of the definitive proxy statement free of charge when it becomes available and may also obtain other documents filed by CXP with the SEC by directing a request to Centex Construction Products, Inc., Investor Relations, 2728 North Harwood, Dallas, Texas 75201 Telephone: 214/981-6510. Individuals may also obtain free copies of the definitive proxy statement when it becomes available and other documents filed with the SEC by accessing the SEC’s website at http://www.sec.gov. CXP, its directors, certain executive officers, and certain other employees may be deemed under the rules of the SEC to be “participants in the solicitation” of proxies from the security holders of CXP in favor of the reclassification. CXP’s directors and executive officers beneficially own, in the aggregate, less than 2% of the outstanding shares of CXP common stock. Security holders of CXP may obtain additional information regarding the interests of the “participants in the solicitation” by reading the proxy statement relating to the recapitalization when it becomes available.

For additional information, contact at 214/981-5000:
Steven R. Rowley
President and Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer